UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                         BROADWAY FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)


                DELAWARE                                95-4547287
                --------                                ----------
     (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)               Identification Number)



             4800 Wilshire Boulevard, Los Angeles, California 90010
             ------------------------------------------------------
              (Address of principal executive offices) (zip code)

            Broadway Financial Corporation Long-Term Incentive Plan
            -------------------------------------------------------
                            (Full title of the plan)


                                 Paul C. Hudson
                         Broadway Financial Corporation
                 4800 Wilshire Boulevard, Los Angeles, CA 90010
                     (Name and address of agent for service)

                                 (323) 634-1700
          (Telephone number, including area code, of agent for service)


                                   Copies to:
                                James R. Walther
                            Mayer, Brown, Rowe & Maw
                       350 South Grand Avenue, 25th Floor
                          Los Angeles, California 90071
                                 (213) 229-9500

                        CALCULATION OF REGISTRATION FEE

------------------------- ----------------- ------------------------ ---------------------- ----------------------
                                               Proposed Maximum        Proposed Maximum           Amount of
 Title of Securities        Amount to be      Offering Price Per      Aggregate Offering      Registration Fee
  To be Registered           Registered            Share (1)                 Price
------------------------- ----------------- ------------------------ ---------------------- ----------------------
------------------------- ----------------- ------------------------ ---------------------- ----------------------

    Common Stock,             112,512                $9.305               $1,046,924.16            $96.32
   $0.01 par value
------------------------- ----------------- ------------------------ ---------------------- ----------------------

 1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457 (c) of the Securities Act of 1933, as amended, the price per share is estimated to be $9.305 based upon the average of the high and low prices of the common stock, par value $0.01 per share, of the Registrant as reported on the NASDAQ SmallCap Market as reported by Nasdaq Online on December 16, 2002.

     Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this registration statement on Form S-8 (this "Registration Statement") is filed for the purpose of registering additional securities of the same class as those registered on Registration Statement No. 333-17331 on Form S-8 filed with the Securities and Exchange Commission on December 5, 1996, relating to the Broadway Financial Corporation Long Term Incentive Plan (the "Plan"). The contents of the prior registration statement, including any filings incorporated therein, are incorporated herein by this reference.

ITEM 8.  LIST OF EXHIBITS

     See Exhibit Index included herewith.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2002.
                                    BROADWAY FINANCIAL CORPORATION



                                    By:    /s/   Paul C. Hudson
                                           ------------------------
                                           Paul C. Hudson
                                           Chief Executive Officer and President


                                POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Paul C. Hudson and Alvin D. Kang or any of them, such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.



           /s/ Paul C. Hudson                            December 20, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
               Paul C. Hudson
Chief Executive Officer, President and Director

              s/ Alvin D. Kang                           December 20, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                Alvin D. Kang
          Executive Vice President,
       Principal Financial Officer and
        Principal Accounting Officer


            /s/ Elbert T. Hudson                         December 20, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              Elbert T. Hudson
            Chairman of the Board



              /s/ Kellogg Chan                           December 20, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                Kellogg Chan
                  Director



            /s/ Daniel A. Medina                         December 20, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              Daniel A. Medina
                  Director



              /s/ Rosa M. Hill                           December 20, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                Rosa M. Hill
                  Director



              /s/ A. O. Maddox                           December 20, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                A. O. Maddox
                  Director



            /s/ Virgil P. Roberts                        December 20, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
              Virgil P. Roberts
                  Director



             /s/ Larkin Teasley                          December 20, 2002
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
               Larkin Teasley
                  Director

                                  EXHIBIT INDEX



         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

     5.1 Opinion of Mayer, Brown, Rowe & Maw, Los Angeles, California as to the legality of the Common Stock registered hereby.

     23.1 Consent of Mayer, Brown, Rowe & Maw (contained in the opinion included as Exhibit 5.1).

     23.1 Consent of KPMG LLP.

     24.1 Power of Attorney is located on the signature page.

[GRAPHIC OMITTED][GRAPHIC OMITTED]
        Board of Directors
        December 20, 2002
        Page 2


LADB01 28546901.1 122002 1228P  96256664




          Brussels Charlotte Chicago Cologne Frankfurt Houston London
        Los Angeles Manchester New York Palo Alto Paris Washington, D.C. Independent Mexico City Correspondent: Jauregui, Navarrete, Nader y Rojas, S.C.

            Mayer, Brown, Rowe & Maw is a U.S. General Partnership.
             We operate in combination with our associated English
                    partnership in the offices listed above.



                                  [GRAPHIC OMITTED][GRAPHIC OMITTED]


December 20, 2002                 350 South Grand Avenue
                                  25th Floor
                                  Los Angeles, California 90071-1503

                                  Main Tel (213) 229-9500
                                  Main Fax (213) 625-0248
                                  www.mayerbrownrowe.com



Board of Directors
Broadway Financial Corporation
4800 Wilshire Boulevard
Los Angeles, California 90010


Ladies and Gentlemen:

     We have acted as counsel to Broadway Financial Corporation, a Delaware corporation (the Corporation), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the Registration Statement), relating to the registration of up to 112,512 shares of Corporation common stock, $0.01 par value per share (Common Stock), to be issued pursuant to the Corporations Long Term Incentive Plan (the LTIP). We have been requested by the Corporation to furnish this opinion to be included as an exhibit to the Registration Statement.

     We have reviewed the Registration Statement, the Certificate of Incorporation and Bylaws of the Corporation, the LTIP, and such other corporate records and documents as we have deemed appropriate for the purpose of rendering this opinion. We have also reviewed and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records of the Corporation and such other instruments, certificates and written and oral representations of public officials and officers and representatives of the Corporation as we have deemed appropriate or relevant as a basis for the opinion set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformity in all respects of copies to originals.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to awards granted under the terms of the LTIP Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the awards; (ii) on the dates the awards are exercised, the awards granted under the terms of the LTIP Plan will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change will occur in applicable law or the pertinent facts; and (iv) the provisions of applicable state securities laws will have been complied with to the extent required.

     Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the LTIP, when issued pursuant to and in accordance with the Registration Statement and the LTIP and, upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                   Sincerely,



                                   /s/  Mayer, Brown, Rowe & Maw
                                   Mayer, Brown, Rowe & Maw

                                              Independent Auditors' Consent






The Board of Directors
Broadway Financial Corporation:

We consent to the incorporation by reference in this registration statement on Form S-8 of Broadway Financial Corporation of our report dated February 14, 2002, with respect to the consolidated balance sheets of Broadway Financial Corporation and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations and comprehensive earnings, changes in stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 2001, annual report on Form 10-KSB of Broadway Financial Corporation.



Los Angeles, California
December 20, 2002